Exhibit 4.5

WARRANT AGREEMENT dated as of October 15, 2009 (this “Warrant Agreement”), between QUALITY DISTRIBUTION, INC., a Florida corporation (the “Corporation”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as warrant agent (the “Warrant Agent”).

WHEREAS, the Corporation desires to issue the warrants (the “Warrants”) described herein, which will initially entitle the holders thereof (the “Holders”) to purchase, in the aggregate, up to 1,752,895 shares of Common Stock, $.01 par value per share, of the Corporation (“Common Stock”);

WHEREAS, the Warrants are being issued in connection with the exchange offer (the “Exchange Offer”) pursuant to which Quality Distribution, LLC, a wholly owned subsidiary of the Corporation (“QD LLC”), and QD Capital Corporation, a wholly owned subsidiary of the Corporation (together with QD LLC, the “Issuers”), have agreed to exchange each $1,000 principal amount of outstanding 9% Senior Subordinated Notes due 2010 (the “Old Notes”) for debt and equity securities (the “Debt/Equity Securities”);

WHEREAS, the Debt/Equity Securities to be issued in exchange for each $1,000 principal amount of Old Notes consist of (i) $1,000 principal amount of new 11.75% Senior Subordinated Notes due 2013 (the “New Notes”) to be issued by the Issuers and (ii) 21.71 Warrants, each to purchase one share of Common Stock at an exercise price of $0.01 per share; and

WHEREAS, the Corporation further desires the Warrant Agent to act on behalf of the Corporation in connection with the issuance, transfer, exchange and exercise of the Warrants and other matters as provided herein and the Warrant Agent is willing to so act.

NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Warrants:

Article I

Definitions and Rules of Construction

1.1 Definitions.

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; for purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Board of Directors” or “Board” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, are authorized or required by law or executive order to close.

“Exercise Price” means $0.01 per share of Common Stock.

“Holder” means the Person in whose name a Warrant is registered on the Warrant Registrar’s books.

“IAI” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement, dated August 28, 2009, of the Issuers, as amended by Supplement No. 1, dated September 29, 2009.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel. Such counsel may be an employee of or counsel to the Corporation.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Regulation S” means Regulation S under the Securities Act.

“Restricted Warrant Legend” means the legend set forth in Section 2.5(c)(i) herein.

“Rule 144A” and “Rule 144” mean respectively, Rule 144A and Rule 144 under the Securities Act.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Warrants” means Warrant Certificates that bear or are required to bear the Restricted Warrant Legend.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York.

“Warrant Agent” means The Bank of New York Mellon Trust Company, N.A., or any successor person to The Bank of New York Mellon Trust Company, N.A. under this Warrant Agreement.

“Warrant Certificates” mean the registered certificates issued by the Corporation under this Warrant Agreement representing the Warrants.

“Warrant Officer” means any officer within the corporate trust department of the Warrant Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Warrant Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Warrant Agreement.

“Warrant Registrar” has the meaning set forth in Section 2.3.

1.2 Rules of Construction.

Unless the context otherwise requires:

(a) a defined term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including without limitation; and

(e) words in the singular include the plural and words in the plural include the singular.

Article II

Warrant Certificates

2.1 Form and Dating.

Each Warrant shall initially be issued as part of the Debt/Equity Securities issued on the date hereof, which will be offered and exchanged by the Corporation in the Exchange Offer pursuant to the Offering Memorandum. In acting as the transfer agent for the Warrants, the Warrant Registrar shall be entitled to all the rights, privileges and immunities to which the Warrant Agent is entitled in performing such role pursuant to the terms of this Warrant Agreement. The Warrant Certificates shall each be substantially in the form of Exhibit A attached hereto. The terms and provisions contained in the Warrant Certificate shall constitute, and are expressly incorporated in and made a part of this Warrant Agreement, and to the extent applicable, the Corporation and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and are bound thereby. The Warrants may only be sold or transferred in accordance with this Warrant Agreement and the Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Warrant Certificate shall be dated as of the date of its countersignature.

2.2 Execution.

Two Officers shall sign each Warrant Certificate for the Corporation by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant Certificate shall be valid nevertheless. A Warrant shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant has been countersigned under this Warrant Agreement. The Warrant Agent shall countersign and make available for delivery upon a written order of the Corporation, signed by two Officers, Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 1,752,895 shares of Common Stock, subject to adjustment, as set forth in the Warrant Certificate. The Warrant Agent may appoint an agent reasonably acceptable to the Corporation to countersign the Warrants. Any such appointment shall be evidenced by an instrument signed by a Warrant Officer, a copy of which shall be furnished to the Corporation. Unless limited by the terms of such appointment, an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to countersigning by the Warrant Agent includes countersigning by such countersigning agent. An agent has the same rights as any Warrant Registrar or agent for service of notices and demands.

2.3 Warrant Registrar.

(a) The Corporation shall maintain an office or agency where Warrants may be presented for registration of transfer, exchange or exercise (the “Warrant Registrar”). The Warrant Registrar shall keep a register of the Warrants and of their transfer, exchange or exercise. The Corporation may have one or more co-registrars. The term Warrant Registrar includes any co-registrars. The Corporation shall initially appoint the Warrant Agent as Warrant Registrar in connection with the Warrants.

(b) The Corporation shall enter into an appropriate agency agreement with any Warrant Registrar who is not a party to this Warrant Agreement. The agreement shall implement the provisions of this Warrant Agreement that relate to such agent. The Corporation shall notify the Warrant Agent of the name and address of any such agent. If the Corporation fails to maintain a Warrant Registrar, the Warrant Agent shall act as such and shall be entitled to appropriate compensation pursuant to Section 3.5 hereof. The Corporation or any of its domestically organized wholly owned subsidiaries may act as Warrant Registrar.

(c) The Corporation may remove any Warrant Registrar upon written notice to such Warrant Registrar and to the Warrant Agent; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Corporation and such successor Warrant Registrar and delivered to the Warrant Agent or (ii) notification to the Warrant Agent that the Warrant Agent shall serve as Warrant Registrar until the appointment of a successor in accordance with clause (i) above. The Warrant Registrar may resign at any time upon written notice to the Corporation and the Warrant Agent; provided, however, that the Warrant Agent may resign as Warrant Registrar only if the Warrant Agent also resigns as Warrant Agent in accordance with Section 3.6.

(d) The Corporation and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Corporation nor the Warrant Agent shall be affected by notice to the contrary.

2.4 Holder Lists.

The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Warrant Agent is not the Warrant Registrar, the Corporation shall furnish, or cause the Warrant Registrar to furnish, to the Warrant Agent, in writing at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of Holders.

2.5 Transfer and Exchange.

(a) General. The Warrants shall be issued in registered form and shall be transferable only upon the surrender of a Warrant Certificate for registration of transfer and in compliance with the provisions set forth in this Section 2.5. When a Warrant is presented to the Warrant Registrar with a request to register a transfer, the Warrant Registrar shall register the transfer as requested if its requirements therefor are met. When Warrants are presented to the Warrant Registrar with a request to exchange them for an equal number of Warrants of other denominations, the Warrant Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Corporation shall execute and the Warrant Agent shall countersign Warrant Certificates at the Warrant Registrar’s request. Except as provided in the Warrant Certificate, the Corporation may require payment from the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.5.

(b) Transfer and Exchange of Warrant Certificates. When Warrant Certificates are presented to the Warrant Registrar with a request:

(i) to register the transfer of such Warrant Certificates or

(ii) to exchange such Warrant Certificates for an equal amount of Warrant Certificates of other authorized denominations,

the Warrant Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Warrant Certificates surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument substantially in the form of Annex B attached to the Warrant Certificate, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) in the case of Warrant Certificates which are Transfer Restricted Warrants, are accompanied by the following additional information and documents, as applicable:

(A) if such Warrant Certificates are being delivered to the Warrant Registrar by a Holder to exchange such Warrant Certificates for an equal amount of Warrant Certificates of other authorized denominations for registration in the name of such Holder, a certification from such Holder to that effect, substantially in the form of Annex C attached to the Warrant Certificate;

(B) if such Warrant Certificates are being transferred to the Corporation, a certification to that effect, substantially in the form of Annex C attached to the Warrant Certificate; or

(C) if such Warrant Certificates are being transferred (i) pursuant to an effective registration statement under the Securities Act, (ii) in an offshore transfer in reliance on Regulation S, or (iii) inside the United States to an IAI, (w) a certification to that effect substantially in the form of Annex C attached to the Warrant Certificate, (x) if the Corporation so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Restricted Warrant Legend, (y) in the case of an offshore transfer in reliance on Regulation S, a signed letter from the transferee substantially in the form of Annex D attached to the Warrant Certificate, and (z) in the case of a transfer to an IAI, a signed letter from the transferee substantially in the form of Annex E attached to the Warrant Certificate.

(c) Legend.

(i) Except as permitted by the following paragraph (ii), each Warrant Certificate (and all Warrant Certificates issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS WARRANT (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS WARRANT AGREES FOR THE BENEFIT OF THE CORPORATION THAT (A) THIS WARRANT MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COPORATION OR ANY OF ITS SUBSIDIARIES, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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”

(ii) Upon any exchange or transfer of a Warrant Certificate that is a Transfer Restricted Warrant, at the option of the Corporation, a Warrant Certificate that is a Transfer Restricted Warrant shall be exchanged by any Holder thereof (other than an

Affiliate of the Corporation) for a Warrant Certificate that is not a Transfer Restricted Warrant if the exchange complies with the requirements of Section 2.5(b) above and the Warrant Agent receives a certification from the exchanging Holder in the form of Annex F attached to the Warrant Certificate and if the Warrant Agent so requests, an Opinion of Counsel in form reasonably acceptable to the Warrant Agent to the effect that such exchange is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Warrant Legend are no longer required in order to maintain compliance with the Securities Act.

(d) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Corporation shall execute and the Warrant Agent shall countersign, Warrant Certificates at the Warrant Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges to be registered in the name of the registered Holder effecting the exchange pursuant to this Section 2.5).

(iii) All Warrant Certificates issued upon any transfer or exchange pursuant to the terms of this Warrant Agreement shall evidence the same terms and shall be entitled to the same benefits under this Warrant Agreement as the Warrant Certificates surrendered upon such transfer or exchange.

(e) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Warrant Agreement or under applicable law with respect to any transfer of any interest in any Warrant other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Warrant Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.6 Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificate.

If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant claims that the Warrant Certificate has been lost, destroyed, stolen or defaced, the Corporation shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Corporation or the Warrant Agent within a reasonable time after such Holder has notice of such loss, destruction or theft and the Warrant Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Corporation or the Warrant Agent prior to the Warrant being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Warrant Agent. If required by the Warrant Agent or the Corporation, such Holder shall furnish an indemnity bond sufficient in the judgment of the Warrant Agent to protect the Corporation and the Warrant Agent from any loss that either of them may suffer if a Warrant is replaced. The Corporation and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Corporation. The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Warrants.

2.7 Outstanding Warrants.

Warrants outstanding at any time are all Warrant Certificates executed by the Corporation and countersigned by the Warrant Agent except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.7 as not outstanding. A Warrant does not cease to be outstanding because an Affiliate of the Corporation holds the Warrant. A Warrant ceases to be outstanding if the Corporation holds the Warrant. If a Warrant Certificate is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Warrant Agent and the Corporation receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser.

2.9 Temporary Warrants.

Until Warrant Certificates are ready for delivery, the Corporation may prepare and the Warrant Agent shall countersign temporary Warrant Certificates (the “Temporary Warrant Certificates”). Temporary Warrant Certificates shall be substantially in the form of Warrant Certificates but may have variations that the Corporation considers appropriate for temporary Warrants. Without unreasonable delay, the Corporation shall prepare and the Warrant Agent shall countersign Warrant Certificates and deliver them in exchange for Temporary Warrant Certificates upon surrender of such Temporary Warrant Certificates at the office or agency of the Corporation, without charge to the Holder.

2.10 Cancellation.

The Corporation at any time may deliver Warrant Certificates to the Warrant Agent for cancellation. The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for registration of transfer, exchange, exercise or cancellation and shall dispose of canceled Warrant Certificates in accordance with its customary procedures or deliver canceled Warrant Certificates to the Corporation pursuant to written direction by an Officer. The Corporation may not issue new Warrant Certificates to replace Warrant Certificates that have been exercised or Warrants which the Corporation has purchased or otherwise acquired. The Warrant Agent shall not countersign Warrant Certificates to replace canceled Warrant Certificates other than pursuant to the terms of this Warrant Agreement.

2.11 CUSIP Numbers.

The Corporation may use “CUSIP” numbers (if then generally in use) in issuing the Warrants and, if so, the Warrant Agent shall also use “CUSIP” numbers in notices to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates, and any such notice shall not be affected by any defect in or omission of such numbers.

Article III

Warrant Agent

3.1 Appointment of Warrant Agent.

The Corporation hereby appoints the Warrant Agent to act as agent for the Corporation in accordance with the provisions of this Warrant Agreement and the Warrant Agent hereby accepts such appointment.

3.2 Rights and Duties of Warrant Agent.

(a) Agent for the Corporation. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Corporation and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (and may require an Opinion of Counsel before it acts or refrains from acting), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been presented or signed by the proper parties. In the absence of bad faith on its part, the Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Warrant Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity reasonably satisfactory to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Warrant Agreement or for the application by the Corporation of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment to the Exercise Price, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment to the Exercise Price, or to comply with the covenants set forth in Section 5 of the Warrant Certificate.

(f) May Act Through Agents. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(g) No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Issuer.

(h) Not Accountable for Application of Proceeds. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Corporation of any proceeds of the issuance of any Warrants.

(i) Not Liable for Special, Indirect or Consequential Loss or Damage. In no event will the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(k) No Risk of Funds. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

3.3 Individual Rights of Warrant Agent.

The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Corporation or its Affiliates and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Corporation or for any other legal entity.

3.4 Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Warrant Agreement or the Warrant Certificates and it shall not be responsible for any statement of the Corporation in this Warrant Agreement or the Warrant Certificates other than the Warrant Agent’s countersignature.

3.5 Compensation and Indemnity.

The Corporation agrees to pay to the Warrant Agent from time to time such compensation for its services as shall be agreed to in writing from time to time by the Corporation and the Warrant Agent. The Corporation shall reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, expenses, disbursements and advances of the Warrant Agent’s agents and counsel. The Corporation shall indemnify the Warrant Agent and any predecessor Warrant Agent against, and hold it harmless from, any and all loss, liability, claim, damage or expense (including reasonable agents’ and attorneys’ fees and expenses), including taxes (other than taxes based upon, measured by, or determined by the income of the Warrant Agent) incurred by it without gross negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Warrant Agreement. The Warrant Agent shall notify the Corporation promptly of any claim for which it may seek indemnity promptly upon obtaining actual notice thereof; provided, however, that any failure so to notify the Corporation shall not relieve the Corporation of its indemnity obligations hereunder. The Corporation shall defend the claim and the Warrant Agent shall provide reasonable cooperation at the Corporation’s expense in the defense. The Warrant Agent may have separate counsel and the Corporation shall pay the fees and expenses of such counsel; provided, however, that the Corporation shall not be required to pay such fees and expenses if it assumes the Warrant Agent’s defense and, in the Warrant Agent’s reasonable judgment, there is no conflict of interest between the Corporation and the Warrant Agent in connection with such defense. The Corporation need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Warrant Agent through the Warrant Agent’s own willful misconduct, gross negligence or bad faith. The Corporation’s payment obligations pursuant to this Section 3.5 shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

3.6 Successor Warrant Agent.

(a) The Corporation To Provide and Maintain Warrant Agent. The Corporation agrees for the benefit of the Holders that there shall be a Warrant Agent at all times until all of the Warrants have been exercised or are no longer exercisable.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Corporation of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 30 days after the date on which such notice is given unless the Corporation otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Corporation and specifying such removal and the date when it shall become effective, which date shall not be less than 30 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 3.6(b) shall take effect upon the appointment by the Corporation as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. At any time that the Warrant Agent is also acting as trustee (the “Trustee”) under the indenture for the New Notes (the “New Note Indenture”), and holders of the New Notes remove the Trustee pursuant to the terms of the New Note Indenture, the Corporation shall remove the Warrant Agent pursuant to this Section 3.6(b).

(c) The Corporation To Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Corporation by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Successor by Merger. If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Warrant Agent. In case at the time such successor or successors by merger, conversion or consolidation to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of any predecessor Warrant Agent, and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of any predecessor hereunder or in the name of the successor to the Warrant Agent.

Article IV

Miscellaneous

4.1 Persons Benefiting.

Nothing in this Warrant Agreement is intended or shall be construed to confer upon any Person other than the Corporation, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Warrant Agreement or any part hereof.

4.2 Rights of Holders.

Except as set forth herein, holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Corporation, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Corporation. Nothing in this Warrant Certificate shall be construed to give the Holders any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificates are exercised in accordance with the provisions of this Warrant Agreement and the Warrant Certificates.

4.3 Amendment, Waiver, Modification, Etc.

This Warrant Agreement and the Warrant Certificates may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement and the Warrant Certificates as the Corporation and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not materially adversely affect the rights of any of the Holders. Any term or terms of this Warrant Agreement and the Warrant Certificates may be amended and the observance of any term of this Warrant Agreement and the Warrant Certificates may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the

Corporation and the holders of a majority of outstanding Warrants issued in connection with the Exchange Offer. Any waiver, amendment or modification effected in accordance with this Section 4.3 shall be binding upon each Holder of Warrants at the time outstanding and the Corporation.

4.4 Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, if to the holder of a Warrant, at such holder’s last known address, as it appears on the records of the Warrant Agent;

if to the Corporation:

Quality Distribution, Inc.

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

Attention: Chief Financial Officer

Telephone No: (813) 630-5826

Telecopy No: (813) 630-9567

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attention: Sung Pak

Fax No: (212) 408-2456

if to the Warrant Agent:

The Bank of New York Mellon Trust Company, N.A.

Specialized Services Unit

10161 Centurion Parkway

Jacksonville, Florida, 32256

Attention: Christie Leppert

The Corporation or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. All such notices and communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one Business Day following the date delivered to a courier with overnight delivery requested, if delivered by a recognized commercial overnight courier service guaranteeing next Business Day delivery; and (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed.

4.5 Governing Law; Waiver of Jury Trial.

THIS WARRANT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE CORPORATION AND THE WARRANT AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.6 Successors.

The terms of this Warrant Agreement and the Warrant Certificates shall be binding upon and shall inure to the benefit of the respective successors or permitted assigns of the Corporation, the Warrant Agent and the Holders. Nothing in this Warrant Agreement and the Warrant Certificates shall be construed to give to any Person other than the Corporation, the Warrant Agent or the Holders any legal or equitable right, remedy or claim under this Warrant Agreement and the Warrant Certificates, and this Warrant Agreement and the Warrant Certificates shall be for the sole and exclusive benefit of the Corporation, the Warrant Agent and the Holders.

4.7 Counterparts.

This Warrant Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

4.8 Table of Contents and Headings.

The table of contents and headings of the Articles and Sections of this Warrant Agreement and the Warrant Certificates have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

4.9 Severability.

The provisions of this Warrant Agreement and the Warrant Certificates are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant Agreement and the Warrant Certificates in any jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

QUALITY DISTRIBUTION, INC.

By:	/s/ JONATHAN C. GOLD
Name:	Jonathan C. Gold
Title:	Senior Vice President, General Counsel & Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ CHRISTIE LEPPERT
Name:	Christie Leppert
Title:	Senior Associate

Exhibit A

[FORM OF WARRANT CERTIFICATE]

THIS WARRANT (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS WARRANT AGREES FOR THE BENEFIT OF THE CORPORATION THAT (A) THIS WARRANT MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COPORATION OR ANY OF ITS SUBSIDIARIES, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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

No.

WARRANT

TO PURCHASE SHARES OF COMMON STOCK,

PAR VALUE $0.01 PER SHARE,

OF

QUALITY DISTRIBUTION, INC.

THIS IS TO CERTIFY THAT                     , or its registered assigns (the “Purchaser”), is the registered holder of                      Warrants (the “Warrants”), each of which entitles the registered holder thereof to purchase from QUALITY DISTRIBUTION, INC., a Florida corporation (the “Corporation”), one fully paid, duly authorized and nonassessable share of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), at an exercise price of $0.01 per share (the “Exercise Price”), all on the terms and subject to the conditions hereinafter set forth.

The number of shares of Common Stock issuable upon exercise of each such Warrant (the “Number Issuable”), which shall initially be one (1) share of Common Stock, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of October 15, 2009 (the “Warrant Agreement”), between the Corporation and The Bank of New York Mellon Trust Company, N.A., as Warrant Agent (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, and the Holder of this Warrant Certificate (the “Holder”) consents to the terms and provisions of such Warrant Agreement upon acceptance hereof. The Warrant Agreement is incorporated by reference herein and made a part hereof. A copy of the Warrant Agreement may be obtained for inspection by the Holder upon written request to the Warrant Agent at The Bank of New York Mellon Trust Company, N.A.; Specialized Services Unit; 10161 Centurion Parkway; Jacksonville, Florida, 32256. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 10 hereof.

Section 1. Exercise of Warrant.

(a) Exercise Period. The Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time or from time to time after the six-month anniversary of the Issue Date (as defined below) and prior to the Termination Time. For purposes hereof, the term “Termination Time” shall mean 5:00 p.m., New York City time, on November 1, 2013. From and after the Termination Time, the Warrants shall no longer be exercisable and shall thereafter be null and void.

(b) Manner of Exercise. The Warrants are to be exercised by delivery to the Corporation at the principal executive office of the Corporation in the United States of America, of:

(i) this Warrant Certificate;

(ii) a written notice, substantially in the form of Annex A attached hereto, stating that such holder elects to exercise some or all of the Warrants evidenced hereby; and

(iii) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants (collectively, the “Warrant Exercise Documentation”).

(c) Payment of Exercise Price. The Exercise Price shall be payable by the surrender (such surrender, a “Cashless Exercise”) (which surrender shall be evidenced by cancellation of the number of Warrants represented by the Warrant Exercise Documentation presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering holder of that number of shares of Common Stock equal to (A) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise in accordance with the Warrant Exercise Documentation (if the Exercise Price were being paid in cash or certified or official bank check) reduced by (B) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price to be paid by (y) the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant.

(e) Deliveries upon Exercise.

(i) As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Corporation shall deliver or cause to be delivered:

(A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock properly specified in the Warrant Exercise Documentation;

(B) if applicable, cash in lieu of any fraction of a share of Common Stock, as hereinafter provided; and

(C) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised.

(ii) Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that, to the extent permitted by applicable law, the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of five days), but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

(f) Expenses. The Corporation shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

(g) No Fractional Shares. In connection with the exercise of any Warrants evidenced hereby, the Corporation may elect to pay a cash adjustment in respect of any fractional interest in a share of Common Stock an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

(h) In the case of Warrants issued under Regulation S, no exercise thereof is permitted unless the issuance of Common Stock upon such exercise is registered under the Securities Act or exempt from registration under the Securities Act.

(i) Certificates representing shares of Common Stock issued shall bear restrictive legends unless the Corporation concludes no such legend is required.

Section 2. Adjustments.

(a) Adjustment of Number Issuable. The Number Issuable shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall at any time or from time to time after the Issue Date:

(A) pay a dividend on the outstanding shares of Common Stock in Capital Stock;

(B) subdivide the outstanding shares of Common Stock into a larger number of shares;

(C) combine the outstanding shares of Common Stock into a smaller number of shares; or

(D) issue any shares of Capital Stock in a reclassification of the Common Stock;

then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively (x) in the case of any such dividend, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

(ii) Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

(iii) The Corporation shall deliver to the registered holder of Warrants promptly following the consummation of any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2 a notice thereof, together with a certificate, signed by the President, Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

(b) Reorganization or Reclassification. In case of any merger of the Corporation with another person, a Sale of the Corporation, capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) (any of the foregoing, a “Transaction”), the Corporation shall execute and deliver to each holder of the Warrants evidenced hereby, at least five Business Days prior to effecting any of the foregoing Transactions, a certificate stating that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities of the Corporation or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock for which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. The person formed by or surviving any such Transaction (if other than the Corporation) or to which such Sale of the Corporation shall have been made shall assume the obligations of the Corporation hereunder. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

(c) When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

(d) Voluntary Adjustment. The Corporation from time to time may increase the Number Issuable by any number and for any period of time (provided that such period is not less than 20 Business Days). Whenever the Number Issuable is so increased, the Corporation shall mail to holders at the addresses appearing on the warrant register and file with the Warrant Agent a notice of the increase. The Corporation shall give the notice at least 15 days before the date the increased Number Issuable takes effect. The notice shall state the increased Number Issuable and the period it will be in effect. A voluntary increase in the Number Issuable does not change or adjust the Number Issuable otherwise in effect as determined by this Section 2.

(e) No Other Adjustment For Dividends. Except as provided in this Section 2, no payment or adjustment will be made for dividends on any Common Stock.

(f) Priority of Adjustments. If this Section 2 requires adjustments to the Number Issuable under more than one of paragraphs (a) or (b) and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph (a), and second, the provisions of paragraph (b).

(g) Multiple Adjustments. After an adjustment to the Number Issuable under this Section 2, any subsequent event requiring an adjustment under this Section 2 shall cause an adjustment to the Number Issuable as so adjusted.

Section 3. [Reserved].

Section 4. Notice of Certain Events. In case at any time or from time to time the Corporation and/or the Board of Directors of the Corporation shall (a) authorize or declare any dividend to the holders of its Common Stock, (b) authorize the issuance or sale of any other securities or rights of the Corporation which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), or (c) authorize any Transaction, then, in any one or more of such cases, the Corporation shall mail to the Warrant Agent and each holder of the Warrants a notice of such event. The notice required by this Section 4 shall be given to such holder in accordance with Section 4.4 of the Warrant Agreement as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, and shall state (i) the date on which a record is to be taken for the purpose of such dividend or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or rights are to be determined, (ii) the date of issuance of such dividend or rights, or (iii) the date on which such Transaction is expected to become effective; provided that in the case of any event to which Section 2(b) applies, the Corporation shall give at least ten Business Days’ prior written notice as aforesaid. In case of any event described in Section 2(b), such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction.

Section 5. Covenants of the Corporation. The Corporation covenants and agrees that all shares of Capital Stock which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants. The Corporation shall exercise commercially reasonable efforts to cause all shares of Capital Stock which may be issued upon the exercise of the Warrants evidenced hereby to be listed on The NASDAQ Global Market, to the extent other shares of Capital Stock are at such time so listed.

Section 6. Registered Holder. The Person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Corporation, except as herein provided.

Section 7. Transfer of Warrants. The Person in whose name this Warrant Certificate is registered shall in no event make a disposition of or make any transfer of the rights represented by this Warrant Certificate or any interest therein, except as provided in the Warrant Agreement.

Section 8. Denominations. The Corporation covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Corporation in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

Section 9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10. No Third Party Beneficiaries. The terms of this Warrant Certificate shall be binding upon and shall inure to the benefit of the respective successors or permitted assigns of the Corporation, the Warrant Agent, the Purchaser, and all holders of Warrants. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Corporation, the Warrant Agent, the Purchaser, and all holders of Warrants any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Corporation, the Warrant Agent and the Holders the Purchaser, and all holders of Warrants.

Section 11. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, are authorized or required by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Corporation.

“Exchange Offer” shall have the meaning ascribed to it in the Issuers’ Offering Memorandum and Consent Solicitation Statement, dated August 28, 2009, as amended by Supplement No. 1 thereto dated September 29, 2009.

“Fair Market Value” means the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm’s-length transaction.

“Issue Date” means October 15, 2009.

“Market Price” means, per share of Common Stock, on any date specified herein, (a) if listed on a national securities exchange, the closing or last bid price for the Common Stock or, (b) if not so listed, the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Sale of the Corporation” means the sale (in one or a series of related transactions) of all or substantially all of the Corporation’s assets. A sale (in one or a series of related transactions) of one or more subsidiaries of the Corporation (whether by merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

[Remainder of Page Intentionally Left Blank]

This Warrant Certificate shall not be valid or obligatory for any purpose until it has been executed by the Corporation and countersigned by the Warrant Agent.

QUALITY DISTRIBUTION, INC.

By
Name:
Title:

Countersigned:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as
Warrant Agent,

By
Authorized Signatory

Annex A

FORM OF ELECTION TO PURCHASE SHARES OF COMMON STOCK

(to be executed only upon exercise of Warrants)

QUALITY DISTRIBUTION, INC.

The undersigned hereby irrevocably elects to exercise                      Warrants to acquire shares of Common Stock, par value $.01 per share (the “Common Stock”), of Quality Distribution, Inc., a Florida corporation, at an exercise price per share of Common Stock of $0.01 through Cashless Exercise and otherwise on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement, surrenders this Warrant Certificate and all right, title and interest therein to Quality Distribution, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date: ,

(Signature of Registered Holder)[1]

(Street Address)

(City) (State) (Zip Code)

[1]

The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent.

Signature Guaranteed by:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Annex B

[Form of Assignment]

[To be executed upon assignment of Warrants]

The undersigned hereby assigns and transfers this Warrant Certificate to                      whose Social Security Number or Tax ID Number is                      and whose record address is                     , and irrevocably appoints                      as agent to transfer this security on the books of the Corporation. Such agent may substitute another to act for such agent.

SIGNATURE:[2]

SIGNATURE GUARANTEE:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent

Date:

[2]

The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent.

Annex C

CERTIFICATE TO BE DELIVERED UPON TRANSFER OR EXCHANGE

OF TRANSFER RESTRICTED WARRANTS

This certificate relates to                      Warrants held in (check applicable space)                      book-entry or                      definitive form by the undersigned.

Indicate below whether any of the Warrants covered by this Certificate are held by Affiliates of the Corporation:

____________________________________________________________________________________

____________________________________________________________________________________

The undersigned has requested the Warrant Agent by written order to: (check one box below)

☐  exchange a Warrant Certificate for Warrant Certificates representing an equal amount of Warrants of other authorized denominations (a “Denomination Exchange”);

☐  exchange or register the transfer of a Warrant or Warrants.

In connection with any transfer (other than a Denomination Exchange) of any of the Warrants evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Warrants are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Corporation or any subsidiary thereof; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	in an offshore transaction in reliance on Regulation S to a transferee that has furnished to the Warrant Agent a signed letter substantially in the form as Annex D attached hereto; or

(4)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) that has furnished to the Warrant Agent a signed letter substantially in the form as Annex E attached hereto; or

(5)	☐	pursuant to another available exemption from registration under the Securities Act, including the exemption provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Warrant Agent may require, prior to registering any such transfer of the Warrants, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Signature Guarantee: Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent	Signature of Signature Guarantee

Annex D

Form of Regulation S

Transferee Letter of Representation

Quality Distribution, Inc.

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

Ladies and Gentlemen:

This certificate is delivered to request a transfer of                      Warrants to purchase Common Stock (“Warrants”) of Quality Distribution, Inc., a Florida corporation (the “Corporation”).

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. the offer of the Warrants was not made to a person in the United States;

2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5. we have advised the transferee of the transfer restrictions applicable to the Warrants.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Date:	TRANSFEREE:
,

By:

Annex E

Form of IAI

Transferee Letter of Representation

Quality Distribution, Inc.

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

Ladies and Gentlemen:

This certificate is delivered to request a transfer of                  Warrants to purchase Common Stock (“Warrants”) of Quality Distribution, Inc. (the “Corporation”).

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. It is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for its own account or for the account of such an institutional “accredited investor,” and it is acquiring the Warrants not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrants, and invests in or purchases securities similar to the Warrants in the normal course of its business. The undersigned, and any accounts for which it is acting, are each able to bear the economic risk of its investment.

2. It understands that the Warrants have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. It agrees on its own behalf and on behalf of any investor account for which it is purchasing Warrants to offer, sell or otherwise transfer such Warrants prior to the expiration of the period referred to in Rule 144 (the “Resale Restriction Termination Date”) only (a) to the Corporation or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in an offshore transaction in reliance on Regulation S, (d) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided for by Rule 144 thereunder (if available), subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Warrants is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Corporation and the Warrant Agent, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Warrants for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Corporation and the Warrant Agent reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Warrants pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Corporation and the Warrant Agent.

Date:	TRANSFEREE:

,

By:

Annex F

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OF TRANSFER RESTRICTED WARRANTS FOR WARRANTS THAT ARE NOT TRANSFER RESTRICTED WARRANTS

This Certificate relates to                      Warrants held in (check applicable space)                      book-entry or                      definitive form by the undersigned which are to be exchanged for Warrants that are not Transfer Restricted Warrants to be held in                      book-entry or                      definitive form.

The restrictions on transfer contained in the Warrant Agreement and in the Restricted Warrant Legend are no longer required in order to maintain compliance with the Securities Act.

The Warrants covered by this Certificate are not held by an Affiliate of the Corporation.

Your Signature

Signature Guarantee: Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent	Signature of Signature Guarantee